Exhibit 10.1

THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the 8th day of November, 2013, by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).

WITNESSETH:

WHEREAS, the parties hereto are parties to a Fourth Amended and Restated Credit Facility Agreement dated as of January 18, 2013, as amended by the First Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of May 15, 2013 and by the Second Amendment to Fourth Amended and Restated Credit Facility Agreement dated as of August 6, 2013 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested financing to enable it to purchase the Celmet Building at 1365 Emerson Street in Rochester, New York (the “Celmet Purchase”); and

WHEREAS, Borrower has requested and the Lender has agreed to (i) advance a term loan to Borrower to finance the Celmet Purchase and (ii) make certain additional amendments to the Credit Agreement, all on the terms and conditions herein set forth.

NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.

2. AMENDMENTS. Effective as of the date of this Amendment:

(A) Section 1.1 of the Credit Agreement is hereby amended by (i) adding the following definitions thereto in alphabetical order:

“2013 Celmet Building Term Loan” means the term loan made to Borrower by the Lender in the original principal amount of $1,300,000 described in Article 5 hereof.

“2013 Celmet Building Term Loan Maturity Date” means November 7, 2018.

“2013 Celmet Building Term Loan Note” means the term loan note evidencing the 2013 Celmet Building Term Loan, as such note may be amended, modified, supplemented or restated from time to time.

“Third Amendment Effective Date” means November 8, 2013.

and (ii) by amending and restating the following definitions, in their entirety to read as follows:

“Fixed Rate” means, (i) with respect to Term Loan A, three hundred ninety-eight basis points (3.98%) and (ii) with respect to the 2013 Celmet Building Term Loan, four hundred seventy-two basis points (4.72%).

“Loan(s)” means, (without duplication) any amount disbursed by Lender to or on behalf of the Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, or the continuation of any amount outstanding, under the Revolving Credit Facility, the Energy Loan Note, the Mortgage Secured Term Loan, the Term Loan A, the Term Loan B, or the 2013 Celmet Building Term Loan.

“Note(s)” means the Revolving Credit Note, the Energy Loan Note, the Mortgage Secured Term Loan Note, the Term Loan A Note, the Term Loan B Note, and the 2013 Celmet Building Term Loan Note and “Note” means any of the Notes.

(B) Article 5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 5 – Fixed Rate Loans

5.1 Term Loan A.

(a) Lender has made, on January 18, 2013, on the terms and conditions hereinafter set forth, a term loan (the “Term Loan A”) to Borrower in the original principal amount of Ten Million Dollars ($10,000,000).

(b) Interest.

(i) Borrower shall pay interest on the outstanding principal amount of the Term Loan A at the applicable Fixed Rate. Interest on the Term Loan A shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(ii) Interest on the Term Loan A shall be paid in immediately available funds to the Lender on the first day of each month. All remaining accrued interest shall be due and payable on the Term Loan A Maturity Date.

(c) Payments on Term Loan A.

(i) The Borrower shall repay the principal amount of the Term Loan A in one hundred seven (107) consecutive monthly principal installments of $92,593 each with the first such payment to be due on February 1, 2013. All remaining principal and interest on the Term Loan A, if any, shall be due and payable in full on the Term Loan A Maturity Date.

(ii) Accrued interest on the Term Loan A shall be paid to the Lender on the first day of each month.

(iii) The entire remaining unpaid principal amount of the Term Loan A and all accrued interest thereon shall be due and payable on the Term Loan A Maturity Date, or sooner as otherwise provided in this Agreement.

(d) Term Loan A Note. Borrower’s obligation to repay the Term Loan A shall be evidenced by the Term Loan A Note in substantially the form of Exhibit E to this Agreement, with blanks appropriately completed.

(e) Use of Proceeds. The proceeds of the Term Loan A shall be used only (i) to refinance existing indebtedness owed to the Lender and (ii) for a business purpose and not for any personal, family or household purpose.

5.2 2013 Celmet Building Term Loan.

(a) Lender agrees, on the Third Amendment Effective Date, on the terms and conditions hereinafter set forth, to make a term loan (the “2013 Celmet Building Term Loan”) to Borrower in the original principal amount of One Million Three Hundred Thousand Dollars ($1,300,000).

(b) Interest.

(i) Borrower shall pay interest on the outstanding principal amount of the 2013 Celmet Building Term Loan at the applicable Fixed Rate. Interest on the 2013 Celmet Building Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(ii) Interest on the 2013 Celmet Building Term Loan shall be paid in immediately available funds to the Lender on the first day of each month. All remaining accrued interest shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date.

(c) Payments on 2013 Celmet Building Term Loan.

(i) The Borrower shall repay the principal amount of the 2013 Celmet Building Term Loan in sixty (59) consecutive monthly principal installments of $10,833 each with the first such payment to be due on the first day of the month following the Third Amendment Effective Date. A sixtieth payment of all remaining principal and interest on the 2013 Celmet Building Term Loan, if any, shall be due and payable in full on the 2013 Celmet Building Term Loan Maturity Date

(ii) Accrued interest on the 2013 Celmet Building Term Loan shall be paid to the Lender on the first day of each month.

(iii) The entire remaining unpaid principal amount of the 2013 Celmet Building Term Loan and all accrued interest thereon shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date, or sooner as otherwise provided in this Agreement.

(d) 2013 Celmet Building Term Loan Note. Borrower’s obligation to repay the 2013 Celmet Building Term Loan shall be evidenced by the 2013 Celmet Building Term Loan Note in substantially the form of Exhibit H to this Agreement, with blanks appropriately completed.

(e) Use of Proceeds. The proceeds of the 2013 Celmet Building Term Loan shall be used only to reimburse Borrower for the funds expended by it to purchase the Celmet Building at 1365 Emerson Street in Rochester, New York.

(C) Sections 7.12(c), (d) and (e) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(c) Voluntary principal prepayments of the Mortgage Secured Term Loan, Term Loan A, Term Loan B or 2013 Celmet Building Term Loan, respectively, must be in minimum amounts of $500,000 each.

(d) Mandatory principal prepayments of first the Term Loan A, then the Term Loan B, then the Mortgage Secured Term Loan, then the 2013 Celmet Building Term Loan, shall be made within five Business Days after the date received by any Credit Party of and in an amount equal to (i) one hundred percent (100%) of Net Cash Proceeds of any Asset Disposition outside of the ordinary course of business if the aggregate Net Cash Proceeds exceed $100,000 (cumulatively and in the aggregate), and (ii) one hundred percent (100%) of the Net Cash Proceeds from any Casualty Event, provided, however, that any of the foregoing Loans to which a Rate Management Transaction applies at the time of such prepayment shall, to the extent of such Rate Management Transaction, not be subject to mandatory prepayment unless an Event of Default has occurred and is then continuing. In the event of a mandatory prepayment, the Lender will waive any Prepayment Premium related to such prepayment of any Fixed Rate Loan.

(e) Prepayments of the 2013 Celmet Building Term Loan, Term Loan A, the Term Loan B and Mortgage Secured Term Loan and pursuant to Section 7.12(d) above shall be applied to the principal installments of the applicable Loan(s) in the inverse order of their maturities.

(D) Article 10 of the Credit Agreement is hereby amended to add a new Section 10.16 immediately following Section 10.15 as follows:

10.16 Celmet Building Purchase. Borrower shall deliver to Lender within 15 days following the closing of the purchase of the Celmet Building at 1365 Emerson Street in Rochester, New York a certificate attaching authorizing resolutions of the Borrower adopted by its board of directors in connection with the purchase of the Rochester, New York property and the completely executed purchase agreement for the property, together with such other ancillary agreements and documents related to the foregoing, in form and substance acceptable to the Lender and as the Lender may reasonably require.

(E) Section 15.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) The Lender, in its sole and exclusive discretion, may from time to time consider making additional credit facilities available to Borrower under this Agreement, including, if deemed appropriate by Lender in its sole and exclusive discretion, facilities in connection with future acquisitions by Borrower. Lender’s intention is that such facilities, if Lender determines to make them available at all, would not require modifications to the interest rate or Rate Management Transactions related to the 2013 Celmet Building Term Loan, Term Loan A and Term Loan B, but rather would be structured as additional credit facilities offered on whatever terms and conditions the Lender deems appropriate under the circumstances.

(F) A new Exhibit H is hereby added to the Credit Agreement to read in its entirety as Exhibit H attached hereto.

(G) Schedule 1.1(A) of the Credit Agreement is hereby amended and restated to read in its entirety as Schedule 1.1(A) attached hereto.

3. Representations and Warranties. Borrower hereby makes the following representations and warranties to the Lender as of the date hereof, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:

3.1 Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.

3.2 Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.

3.3 Consents; Governmental Approvals. No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.

3.4 Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for (i) those representations that by their terms are made as of a specific date, (ii) the existence of actions, suits or proceedings related to the restatement of the Borrower’s financial statements, disclosed in the Borrower’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the fiscal quarter ended June 28, 2013, and (iii) the existence of Material Adverse Changes related to the restatement of the Borrower’s financial statements for the fiscal year ended September 30, 2012 (and the fiscal quarters contained therein) and the fiscal quarter ended December 28, 2012, as disclosed in the Borrower’s amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 and the Borrower’s amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 28, 2012.

3.5 No Events of Default. No Event of Default and no event which, with notice and/or the passage of time, would constitute an Event of Default has occurred or is continuing, except for any Event of Default that has been waived by the Lender in writing.

3.6 No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

4. CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:

4.1 Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.

4.2 Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.

4.3 Fees. Borrower shall have paid all reasonable fees and disbursements of Lender’s counsel and all recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.

4.4 Insurance. Borrower shall have delivered evidence satisfactory to the Lender of the existence of property and liability insurance naming the Lender as lender’s loss payee and additional insured, respectively with respect to 1365 Emerson Street in Rochester, New York.

4.5 Opinion of Counsel. The Credit Parties shall have delivered to the Lender a favorable opinion of their counsel, in form and substance satisfactory to the Lender.

4.6 Deliveries. Borrower shall have delivered to Lender, this Amendment, the 2013 Celmet Building Term Loan Note (as defined in the Credit Agreement as amended by this Amendment), a negative pledge agreement executed by Borrower in connection with the Celmet Purchase and such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.

4.7 Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete on the date hereof, except those representations that by their terms are made as of a specific date.

4.8 No Event of Default. No Event of Default or Default shall have occurred and be continuing on the date hereof, except for any Event of Default that has been waived by the Lender in writing.

4.9 No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

5. MISCELLANEOUS.

5.1 Reaffirmation of Security Documents. Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents as of the date hereof.

5.2 Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its respective successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.

5.3 Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

5.4 Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.

5.5 Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

[Third Amendment to Amended and Restated Credit Facility Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY,

By:	/s/ J. Theodore Smith
Name: J. Theodore Smith
Title: Vice President

IEC ELECTRONICS CORP.

By:	/s/ W. Barry Gilbert
Name: W. Barry Gilbert
Title: Chairman and Chief Executive Officer

Exhibit H

Form of 2013 CELMET BUILDING TERM LOAN NOTE

(attached)

2013 CELMET BUILDING TERM LOAN NOTE

$1,300,000	November 8, 2013

IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000), in lawful money of the United States of America and in immediately available funds in consecutive installments of principal on the first day of each month in the amount of $10,833 each. The entire unpaid principal amount of this 2013 Celmet Building Term Loan Note (“2013 Celmet Building Term Loan Note”) shall be due and payable on the 2013 Celmet Building Term Loan Maturity Date. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.

This is the 2013 Celmet Building Term Loan Note referred to in that certain Fourth Amended and Restated Credit Facility Agreement dated as of January 18, 2013, made between Borrower and Lender (as amended, supplemented, and restated from time to time, the “Agreement”), and evidences the 2013 Celmet Building Term Loan described therein. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.

Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this 2013 Celmet Building Term Loan Note.

This 2013 Celmet Building Term Loan Note shall be governed by the laws of the State of New York.

[signature page follows]

[2013 CELMET BUILDING TERM LOAN NOTE]

IEC ELECTRONICS CORP.

By:
	Name:	W. Barry Gilbert
	Title:	Chairman and Chief
Executive Officer

SCHEDULE 1.1(A)

SECURITY DOCUMENTS

Security Agreement

Supplement to Security Agreement dated as of December 17, 2010 by SCB in favor of Lender.

Supplement to Security Agreement dated as of June 27, 2011 by DTRL in favor of Lender.

Second Amended and Restated Negative Pledge Agreement dated as of December 17, 2010 between Borrower and Lender.

Second Amended and Restated Pledge Agreement dated as of December 17, 2010 between Borrower and Lender.

Trademark Security Agreement dated as of May 30, 2008 by Borrower in favor of Lender

Trademark Security Agreement dated as of December 17, 2010 by SCB in favor of Lender

Copyright Security Agreement dated as of May 30, 2008 by Borrower in favor of Lender

Trademark Security Agreement Supplement dated as of January 18, 2013 by Borrower in favor of Lender

Mortgage

General Assignment of Rents given by GTC to Lender and dated as of December 16, 2009

Environmental Compliance and Indemnification Agreement given by GTC and Borrower to Lender and dated as of December 16, 2009

Pledge Agreement dated as of June 27, 2011 between GTC and Lender.

Negative Pledge Agreement dated as of November 8, 2013 between Borrower and Lender with respect to 1365 Emerson Street in Rochester, New York.